     As filed with the Securities and Exchange Commission on March 17, 2000

                                                 Registration No. ______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                             SECURITIES ACT OF 1933

                             ----------------------


                                FLUOR CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                              95-0740960
-------------------------------                             --------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                              One Enterprise Drive
                          Aliso Viejo, California 92656
--------------------------------------------------------------------------------
                     (Address of principal executive office)

                             ----------------------

           FLUOR CORPORATION 1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


                               LAWRENCE N. FISHER
                    Senior Vice President - Law and Secretary
                              One Enterprise Drive
                          Aliso Viejo, California 92656
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (949) 349-2000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                            ------------------------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
    Title of each class           Amount             Proposed Maximum      Proposed Maximum         Amount of
     of securities to              to be              Offering Price           Aggregate          Registration
      be registered             registered             Per Share (1)      Offering Price (1)           Fee
----------------------------------------------------------------------------------------------------------------
Common Stock (2)           3,700,000 shares (2)           $27.125            $100,362,500          $26,495.70
================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to rules 457(h) and 457(c) and based upon the average of the high and low prices of the Common Stock of Fluor Corporation as reported on March 13, 2000 on the New York Stock Exchange, Inc.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.

================================================================================

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Fluor Corporation (the "Registrant") relating to 3,700,000 shares of the Registrant's Common Stock issuable pursuant to the Fluor Corporation 1999 Executive Performance Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        Information for this Item is included in documents distributed to participants.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Information for this Item is included in documents distributed to participants.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), as noted below, are incorporated by reference into this Registration Statement:

        (1) The Annual Report of the Registrant on Form 10-K for the fiscal year ended October 31, 1999;

        (2) The Quarterly Report of the Registrant on Form 10-Q for the quarterly period ending January 31, 2000; and

        (3) The description of the Registrant's Common Stock contained in a Registration Statement filed by the Registrant pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the securities of the Registrant being registered hereby has been passed upon by Lawrence N. Fisher, Senior Vice President - Law and Secretary of the Registrant. Mr. Fisher is an executive officer of the Registrant and holds both restricted and unrestricted shares of the Registrant's common stock. Mr. Fisher also is eligible to participate in the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is a Delaware corporation. Article Nineteen of the Registrant's Restated Certificate of Incorporation provides that the officers and directors of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "GCL"). Section 145 of the GCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

        Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any obligation, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that (i) to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article Nineteen of the Registrant's Restated Certificate of Incorporation provides that the indemnification provided for thereunder shall be a contract right which shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition subject to any undertakings required under the GCL. Subsection (e) of Section 145 requires an undertaking to repay any such amount advanced if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

        Article Nineteen limits indemnification of any officer or director with respect to actions initiated by such person to those actions where such indemnification is approved by the Registrant's Board of Directors.

        Indemnification provided for by Section 145 and Article Nineteen is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Both Section 145 and Article Nineteen permit the Registrant to maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liabilities under Section 145.

        Article Nineteen provides that any director or officer claiming rights to indemnification thereunder may bring suit if such indemnification is not paid within thirty days. Article Nineteen further provides that the Registrant bears the burden of proving that the claimant has not met the standards of conduct required for indemnification under the GCL if the Registrant elects to defend any such action.

        Article Eighteen of the Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted under the GCL, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

         4.1 Restated Certificate of Incorporation of the Registrant, as in effect as of March 18, 1987 (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (No. 333-18151) and incorporated herein by reference)

         4.2 Bylaws of the Registrant, as amended effective October 10, 1999 (filed as Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended October 31, 1999, and incorporated herein by reference)

         4.3 Fluor Corporation 1999 Executive Performance Incentive Plan effective March 1999 (filed as Exhibit 10.1 to Registrant's quarterly report on Form 10-Q for the quarterly period ending April 30, 1999)

         5 Opinion of Lawrence N. Fisher as to legality of the securities registered hereby

        23.1   Consent of Independent Auditors

        23.2   Consent of Lawrence N. Fisher (contained in Exhibit 5)

        24     Powers of Attorney

        The Registrant hereby undertakes that the Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS to qualify the Plan.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

            (1) To file, during the period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

            (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Orange, State of California on the 17th day of March, 2000.

                                           FLUOR CORPORATION


                                           By: /s/ Lawrence N. Fisher
                                               ---------------------------------
                                                   Lawrence N. Fisher
                                                   Senior Vice President - Law
                                                   and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                 Title                           Date
---------                                 -----                           ----
PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR:


              *                    Director, Chairman of              March 17, 2000
-----------------------------      the Board and Chief
    Philip J. Carroll, Jr.         Executive Officer


PRINCIPAL FINANCIAL OFFICER:


              *                    Executive Vice President           March 17, 2000
-----------------------------      and Chief Financial Officer
        Ralph F. Hake

PRINCIPAL ACCOUNTING OFFICER


              *                    Vice President and Controller      March 17, 2000
-----------------------------
      Victor L. Prechtl


OTHER DIRECTORS:


              *                    Director                           March 17, 2000
-----------------------------
     Donald L. Blankenship


              *                    Director                           March 17, 2000
-----------------------------
   Carroll A. Campbell, Jr.


              *                    Director                           March 17, 2000
-----------------------------
       Peter J. Fluor


              *                    Director                           March 17, 2000
-----------------------------
      David P. Gardner


Signature                               Title                          Date
---------                               -----                          ----

              *                        Director                   March 17, 2000
-----------------------------
      Thomas L. Gossage


              *                        Director                   March 17, 2000
-----------------------------
        Bobby R. Inman


              *                        Director                   March 17, 2000
-----------------------------
      Vilma S. Martinez


              *                        Director                   March 17, 2000
-----------------------------
        Dean R. O'Hare


              *                        Director                   March 17, 2000
-----------------------------
       Robin W. Renwick


              *                        Director                   March 17, 2000
-----------------------------
       James O. Rollans


              *                        Director                   March 17, 2000
-----------------------------
       Martha R. Seger


              *                        Director                   March 17, 2000
-----------------------------
       James C. Stein



By:  /s/ Eric P. Helm
   --------------------------
         Eric P. Helm
         Attorney-in-Fact

                                  EXHIBIT LIST


Exhibit No.                Description of Exhibit
-----------                ----------------------

   4.1 Restated Certificate of Incorporation of the Registrant, as in effect as of March 18, 1987 (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (No. 333-18151) and incorporated herein by reference)

   4.2 Bylaws of the Registrant, as amended effective October 10, 1999 (filed as Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended October 31, 1999, and incorporated herein by reference)

   4.3 Fluor Corporation 1999 Executive Performance Incentive Plan effective March 1999 (filed as Exhibit 10.1 to Registrant's quarterly report on Form 10-Q for the quarterly period ending April 30, 1999)

   5 Opinion of Lawrence N. Fisher as to legality of the securities registered hereby

  23.1          Consent of Independent Auditors

  23.2          Consent of Lawrence N. Fisher (contained in Exhibit 5)

  24            Powers of Attorney